UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CREDENCE SYSTEMS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CREDENCE SYSTEMS CORPORATION

1421 California Circle

Milpitas, California 95035

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY NOVEMBER 2, 2007

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Credence Systems Corporation, a Delaware corporation (the “Company”), will be held on Friday, November 2, 2007, at 10:00 a.m. local time, at the Company’s headquarters and principal executive offices at 1421 California Circle, Milpitas, California 95035, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To approve a proposal granting the Compensation Committee of the Board of Directors the authority to implement a stock option exchange program pursuant to which eligible employees will be offered the opportunity to exchange their eligible options to purchase shares of common stock outstanding under the Company’s existing equity incentive plans for new stock options at an expected lower exercise price, which approval includes the approval of an amendment to the 2005 Stock Incentive Plan to increase the number of shares available for issuance under that plan by 1,200,000 shares of common stock to implement such stock option exchange program; and

2.	To approve an amendment and restatement of the 2005 Stock Incentive Plan to increase the number of shares available for issuance under that plan by 4,800,000 shares of common stock in addition to the amount set forth in Proposal One above and to make repricings of stock appreciation awards subject to stockholder approval.

Only stockholders of record at the close of business on September 27, 2007 are entitled to notice of, and to vote at, the Special Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of the Company for a period of ten days before the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend, please submit your Proxy over the Internet, by telephone, or sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be submitted over the Internet, by telephone or signed and returned to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Special Meeting will be counted.

Sincerely

Lavi A. Lev

President and

Chief Executive Officer

October 9, 2007

Milpitas, California

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

i

CREDENCE SYSTEMS CORPORATION

1421 California Circle

Milpitas, California 95035

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY NOVEMBER 2, 2007

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors (the “Board”) of Credence Systems Corporation, a Delaware corporation (the “Company”), for use at the Special Meeting of Stockholders to be held on Friday, November 2, 2007 (the “Special Meeting”). The Special Meeting will be held at 10:00 a.m. local time at the Company’s headquarters and principal executive offices at 1421 California Circle, Milpitas, California 95035. These proxy solicitation materials were mailed on or about October 9, 2007 to all stockholders entitled to vote at the Special Meeting.

Voting

The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On September 27, 2007, the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting, approximately 102,216,173 shares of the Company’s common stock, $0.001 par value, were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on September 27, 2007. Each of the matters submitted for stockholder approval at the Special Meeting will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on each matter. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal and, therefore, will have no effect on the result of the vote. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. In determining whether a proposal has been approved, abstentions have the same effect as votes against the proposal.

Proxies

If the enclosed form of Proxy is properly signed and returned or if you submit your Proxy and voting instructions over the Internet or by telephone, the shares represented thereby will be voted at the Special Meeting in accordance with your instructions. Stockholders submitting Proxies over the Internet or by telephone should not mail the Proxy voting instruction form. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the approval of Proposals One and Two as described in the accompanying Notice and this Proxy Statement. If you vote your Proxy by mail, you may revoke or change your Proxy at any time before the Special Meeting by filing with the Secretary of the Company, at the Company’s principal executive offices, a notice of revocation or another signed Proxy with a later date. If you chose to vote your Proxy over the Internet or by telephone, you can change your vote by voting again using the same method used for the original vote (i.e., the Internet or telephone) so long as you retain the proxy card referencing your voter control number. You may also revoke your Proxy by attending the Special Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail may be supplemented by a solicitation by telephone, facsimile, electronic mail, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.

Householding of Special Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company’s investor relations department at (408) 635-4300 requesting such copy. If a stockholder is receiving multiple copies of the Proxy Statement at the stockholder’s household and would like to receive a single copy of the Proxy Statement for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the Proxy Statement.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2008 Annual Meeting must be received no later than October 18, 2007, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the Proxy solicited by the Board for the 2008 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than January 1, 2008. Such stockholder proposals should be submitted to 1421 California Circle, Milpitas, California 95035, Attention: Corporate Secretary.

MATTERS TO BE CONSIDERED AT SPECIAL MEETING

PROPOSAL ONE—APPROVAL OF STOCK OPTION EXCHANGE PROGRAM FOR

CREDENCE EMPLOYEES (EXCLUDING CURRENT AND FORMER EXECUTIVE OFFICERS

AND CURRENT DIRECTORS) AND CORRESPONDING INCREASE IN SHARES AVAILABLE UNDER 2005 STOCK INCENTIVE PLAN

Overview

On September 25, 2007, the Board of Directors granted to the Compensation Committee of the Board of Directors the authority to implement, subject to stockholder approval, a one-time stock option exchange offer (the “Stock Option Exchange Program”) under which, if implemented, each eligible employee of the Company would be permitted to exchange his or her outstanding option or options to purchase common stock issued under the Company’s 1993 Stock Option Plan, the Supplemental Stock Option Plan, the NPTest Holding Corporation 2003 Stock Incentive Plan, the Integrated Measurement Systems, Inc. 1998 Stock Incentive Plan, the Fluence Technology, Inc. 1997 Stock Option Plan, the TMT Stock Option Plan and 2005 Stock Incentive Plan, each as amended (the “Stock Plans”), with an exercise price that is more than 175% of the average closing price of the Company’s common stock as reported on the Nasdaq Global Select Market for the 90 days preceding the date on which the Company commences the exchange offer (the “Eligible Options”) for an option or options (the “New Options”) with an exercise price equal to the closing price of a share of common stock of the Company on the Nasdaq Global Select Market on the date of the exchange, which option will be exercisable for that number of shares calculated such that the fair value of the New Option under the provisions of Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment” (SFAS 123(R)) is equal to the fair value of the Eligible Option, subject to certain limitations, and which New Option will be subject to a new vesting schedule. The Company’s current and former executive officers and current directors are not eligible to participate in the Stock Option Exchange Program and do not stand to benefit from the program other than in their capacity as stockholders.

In addition, as part of its approval of the Stock Option Exchange Program, the Board approved, subject to stockholder approval, an increase in the number of shares of common stock available for issuance under the Company’s 2005 Stock Incentive Plan, as amended (the “2005 Plan”) by 1,200,000 shares, which number of shares is necessary to implement the Stock Option Exchange Program as further described below under the section entitled “Increase in Shares under 2005 Plan.” The increase in the number of shares available for issuance under the 2005 Plan will only be used for the Stock Option Exchange Program, and if the Stock Option Exchange Program is not implemented, these shares will not be used for any other purpose.

Stockholder approval is required for this proposal under the listing rules of the Nasdaq Stock Market, Inc. as well as by the terms of the 2005 Plan which requires stockholder approval to reduce the exercise price of any outstanding option under such plan. If approved by the stockholders, the Stock Option Exchange Program will commence at a time determined by the Compensation Committee. The Compensation Committee will retain the authority, in its discretion, to terminate, amend or postpone the Stock Option Exchange Program at any time prior to the expiration of the election period under the Stock Option Exchange Program.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote FOR the approval of the proposal granting the Compensation Committee of the Board of Directors the authority to implement the Stock Option Exchange Program, including the approval of an amendment to the 2005 Plan to increase the number of shares available for issuance under that plan by 1,200,000 shares of common stock to implement such Stock Option Exchange Program.

Reasons for the Stock Option Exchange Program

The Company has granted stock options to a significant portion of its employees consistent with the view that long-term compensation should align employees’ interests with the interests of stockholders. The Company believes equity compensation encourages employees to work toward the Company’s success and provides a means by which employees benefit from the value of the Company’s stock. The Company also believes that equity compensation plays a vital role in the retention and recruiting of employees.

The Company’s stock price has declined over the last few years. The per share exercise price of the Company’s stock options is set at the closing price of the common stock on the Nasdaq Global Select Market on the date of grant. The decrease in the Company’s stock price over the last five years has resulted in most of the Company’s stock options having exercise prices significantly higher than the current market price of the Company’s common stock, meaning an important component of the Company’s compensation program is perceived by employees as having little value. The closing price of the Company’s stock has declined from a high of $17.05 on November 4, 2003 to a low of $1.83 on August 11, 2006. The closing price of the Company’s stock on September 14, 2007 was $2.85. Approximately 80% of the stock options held by employees eligible for the Stock Option Exchange Program as of September 14, 2007 had exercise prices equal to or greater than $5.00 per share, which equals 175% of $2.85.

The Company has structured the Stock Option Exchange Program to strike a balance between stockholder and employee interests. Features of the Stock Option Exchange Program include the following:

•

The New Options offer a meaningful incentive for eligible employees. Because most of the Company’s employees view their underwater options as having little or no value, the majority of the Company’s options are ineffective as incentives. The Stock Option Exchange Program would benefit the Company’s employees, who are an important resource and are critical to the Company’s future growth, by providing eligible employees with a New Option with a lower exercise price and a value, in most cases, equal to the fair value of the Eligible Option.

•

The overall number of shares subject to equity awards will be reduced. The Company expects the Stock Option Exchange Program to reduce the potential dilution to stockholders, particularly that portion consisting of stock options having the highest exercise prices with the least employee retention value. Assuming that stock options with an exercise price of $5.00 and above are eligible for exchange, options for a total of 6,877,447 shares would be eligible for participation as of September 14, 2007 and, if all options participated and the New Options were granted with an exercise price of $2.85 per share, approximately 2,259,887 New Options would be granted. Of the options for 6,877,447 shares exchanged, options for approximately 5,574,319 shares would be permanently cancelled and would be unavailable for reissue. The outstanding equity awards would be reduced by options to purchase 4,617,560 or approximately 4.6% of the Company’s total issued and outstanding common stock.

•

Only outstanding stock options with an exercise price that is more than 175% of the average closing price of the Company’s common stock as reported on the Nasdaq Global Select Market for the 90 days preceding the date on which the Company commences the exchange offer will be eligible for the Stock Option Exchange Program. As of September 14, 2007, approximately 80% of the Company’s eligible employee stock options have exercise prices more than $5.00 with exercise prices ranging from $5.03 to $67.99. Even if the Company’s stock price increases significantly, most of the Company’s currently underwater options would still have little perceived value to employees.

•

Our current and former executive officers and our current Board of Directors will not be eligible to participate in the exchange offer. Although one current executive officer of the Company, several former executive officers of the Company and the current directors also hold options that are significantly underwater, they are not eligible to participate in the exchange offer because the Company believes that a large percentage of the compensation of its executive officers and directors should be directly tied to the Company’s stock price and such individuals should be affected by the decline in stock price.

•

New vesting requirements are expected to encourage employee retention. Because the New Options will vest over two or four years, depending on the current vesting schedule of the Eligible Options (as described below under “Description and Implementation of the Stock Option Exchange Program” below), the Company expects these new awards to encourage employees to remain with the Company over the vesting period in order to receive value from these awards.

Description and Implementation of the Stock Option Exchange Program

The Company has not commenced the Stock Option Exchange Program and will not do so unless and until the Company’s stockholders approve this Proposal One. The Compensation Committee of the Board of Directors will retain the authority, in its discretion, to terminate, amend or postpone the Stock Option Exchange Program at any time prior to the expiration of the election period under the Stock Option Exchange Program. At the time the Stock Option Exchange Program is commenced, eligible employees will be sent written materials explaining the prices, terms and timing of the Stock Option Exchange Program. Employees will be given at least 20 business days to elect to surrender their Eligible Options in exchange for New Options. The commencement of the Stock Option Exchange Program, as well as any decision to terminate it, will be determined by the Compensation Committee of the Board of Directors. At or before commencement of the Stock Option Exchange Program, the Company will file the written materials relating to the Stock Option Exchange Program with the SEC as part of a tender offer statement on Schedule TO. Eligible employees, as well as stockholders and members of the public, will be able to obtain these written materials and other relevant documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov.

Eligible Options.    Options eligible for the Stock Option Exchange Program will be those having an exercise price that is more than 175% of the average closing price of the Company’s common stock as reported on the Nasdaq Global Select Market for the 90 days preceding the date on which the Company commences the exchange offer.

Eligible Employees.    All of the Company’s employees who hold Eligible Options would be eligible to participate in the exchange offer, excluding the Company’s current and former executive officers and current directors. In addition, the Company may exclude employees in certain non-U.S. jurisdictions from the Stock Option Exchange Program if local laws would make their participation infeasible or impractical. To be eligible, an employee must be employed by the Company or one of its subsidiaries both at the time the Stock Option Exchange Program commences and on the date the Eligible Options are cancelled and New Options are granted to replace them. Any eligible employee holding Eligible Options who elects to participate but whose employment terminates for any reason prior to the grant of the New Option, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will not be eligible to participate in the exchange offer and will instead retain his or her Eligible Options subject to their existing terms. Assuming that stock options with an exercise price of $5.00 and above are eligible for exchange, options for a total of 6,877,447 shares would be eligible for participation as of September 14, 2007.

Exchange Ratio.    The number of outstanding Eligible Options that an eligible employee would surrender for cancellation in exchange for the grant of a New Option to purchase one share of common stock is known as the exchange ratio. In the proposed Stock Option Exchange Program, eligible employees would be offered a one-time opportunity to exchange their current Eligible Option for a New Option such that the fair value of the New Option under SFAS 123(R) will be equal to the fair value of the Eligible Option, provided that in no event shall the ratio of surrendered Eligible Options for New Options exceed 10 to 1. Assuming that stock options with an exercise price of $5.00 and above are eligible for exchange and the New Options were granted with an exercise price of $2.85 per share, the exchange ratios would vary from 1.47 to 1 to 10 to 1, depending upon the exercise price of the surrendered Eligible Options. The number of options and the exchange ratio will vary depending on the price of the Company’s stock at the time of the exchange and cannot be determined until the time of the exchange.

New Options.    The New Options will be granted under the 2005 Plan with substantially the same terms as the Eligible Options, other than the exercise price, number of shares subject to the option and the vesting schedule. See “2005 Stock Incentive Plan” for a description of the 2005 Plan on page 9 of this Proxy Statement. The New Options will be completely unvested at the time they are granted and will become vested on the basis of the eligible employee’s continued employment with the Company or any of its subsidiaries. The new vesting schedule for each New Option would be based on the remaining vesting schedule applicable to the corresponding exchanged Eligible Option as of the date of grant of the New Option. If the corresponding Eligible Option was vested as to 25% or less of the underlying shares, the New Option would vest 25% per year on each of the first four anniversaries of the date of grant of the New Option. If the corresponding Eligible Option was vested as to more than 25% and less than 100% of the underlying shares, the New Option would vest 33 1/3% per year on each of the first three anniversaries of the date of grant of the New Option. If the corresponding Eligible Option was completely vested, the New Option would vest 50% per year on each of the first two anniversaries of the date of grant of the New Option.

Cancellation of Surrendered Eligible Options.    The Company would cancel all surrendered Eligible Options upon the effective time of the proposed exchange. Shares representing Eligible Options granted under the 1993 Stock Option Plan, the NPTest Holding Corporation 2003 Stock Incentive Plan, the Integrated Measurement Systems, Inc. 1998 Stock Incentive Plan, the Fluence Technology, Inc. 1997 Stock Option Plan, and the TMT Stock Option Plan will be permanently cancelled because the plans have expired pursuant to their terms. Shares representing Eligible Options granted under the Supplemental Stock Option Plan and 2005 Plan would automatically become available for future equity-based grants (including the New Options which will be granted under the 2005 Plan). For example, if the exchange occurred on September 14, 2007, assuming that stock options with an exercise price of $5.00 and above are eligible for exchange, 5,574,319 shares subject to options would be permanently cancelled, 876,775 would be returned to the 2005 Plan, and New Options representing approximately 2,259,847 shares would be granted, requiring the Company to use all of the shares returned to the 2005 Plan in the exchange plus all of the shares remaining available in the 2005 Plan (approximately 990,912 shares as of September 14, 2007), leaving no additional shares in the 2005 Plan for grant after completion of the exchange unless the Company’s stockholders approve Proposal Two. Any shares approved for issuance under Proposal One that are not required for the Stock Option Exchange Program will not otherwise be available for issuance under the 2005 Plan. Eligible Options that are not surrendered will be unaffected and will remain exercisable according to their terms.

Accounting Terms.    The Stock Option Exchange Program will be accounted for under SFAS 123(R). Under these rules, the exchange of Eligible Options for New Options will be characterized as a modification of the Eligible Options. As a result, the difference, if any, between the fair value of the New Options over the fair value of the Eligible Options determined as of the time of the exchange are expected to result in a modest additional expense. The accounting consequences will depend in part on participation levels as well as on the exchange ratios and vesting schedules established at the time of the exchange.

U.S. Federal Income Tax Consequences.    The exchange of Eligible Options should be treated as a non-taxable exchange and neither the Company nor its employees should recognize any income for U.S. federal income tax purposes upon the grant of the New Options. The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences.

Potential Modification to Terms to Comply with Governmental Requirements.    As indicated above, the terms of the Stock Option Exchange Program would be described in a Schedule TO that the Company would file with the SEC. Although the Company does not anticipate that the SEC would require it to modify the terms of the Stock Option Exchange Program materially, it is possible that the Company would need to alter the terms of the Stock Option Exchange Program to comply with comments from the SEC. In addition, the Company intends to make the Stock Option Exchange Program available to its employees who are located outside of the United States, where permitted by local law and where it determines it would be practicable to do so. It is possible that the Company would need to make modifications to the terms offered to employees in countries outside the

United States either to comply with local requirements, or for tax or accounting reasons. The Company reserves the right not to conduct the Stock Option Exchange Program in any country in which it deems it inadvisable to do so for any reason.

Increase in Shares under 2005 Plan.    Assuming Eligible Options are those with exercise prices equal to or in excess of $5.00, options for a total of 6,877,447 shares (or 48% of the outstanding employee stock options and restricted stock awards) would be eligible for exchange as of September 14, 2007. Assuming that all of these Eligible Options are surrendered for cancellation and the New Options were granted with an exercise price of $2.85, the Company would be required to grant New Options to purchase 2,259,887 shares of common stock, of which 876,775 shares would be available due to the return to the 2005 Plan of that number of shares for future issuance as a result of the exchange. Including the returned shares discussed in the prior sentence, there would be a total of 1,867,687 shares available for future issuance under the 2005 Plan as of September 14, 2007. As a result, in order to implement the Stock Option Exchange Program, assuming Eligible Options are those with exercise prices equal to or in excess of $5.00 and that the New Options were granted with an exercise price of $2.85, the Company would require an increase in the number of shares available for future issuance under the 2005 Plan by 392,200 shares. The number of shares reserved under the 2005 Plan required to implement the Stock Option Exchange Program will increase as the Company’s stock price increases. For example, if the Company’s stock price is approximately $3.00, the Company would be required to grant New Options to purchase approximately 2,300,000 shares in the exchange. If the Company’s stock price is approximately $3.50 at the time of the exchange, the Company would be required to grant New Options to purchase approximately 2,700,000 shares. If the Company’s stock price is approximately $4.00 at the time of exchange, the Company would be required to grant New Options to purchase approximately 3,100,000 shares. The Board of Directors has proposed that the Company’s stockholders approve an increase of 1,200,000 shares under the 2005 Plan because this amount will be sufficient, together with shares to be returned in the exchange and present shares available under the 2005 Plan, to permit the Stock Exchange Program to be implemented if the Company’s stock price has increased to $4.00 per share at the time of the exchange. This increase in the number of shares will only be used for the Stock Option Exchange Program, and if the Stock Option Exchange Program is not implemented, these shares will not be used for any other purpose.

Effect on Stockholders.    The Company is not able to predict the impact the Stock Option Exchange Program will have on its stockholders because the Company is unable to predict how many or which eligible employees will exchange their Eligible Options. Assuming that the Company would grant New Options to purchase 2,259,887 shares of common stock in the Stock Option Exchange Program, this would result in a net reduction in overhang of 4,617,560 shares, or approximately 4.6% of the common stock outstanding as of September 14, 2007. The actual reduction in the Company’s overhang that could result from the Stock Option Exchange Program could differ materially and is dependent on a number of factors, including the actual level of employee participation in the program and the price per share of the Company’s common stock at the time of the exchange. Any reduction in overhang may be partially offset by the grant of additional awards under the 2005 Plan as discussed below in Proposal Two.

New Plan Benefits.    Because participation in the Stock Option Exchange Program is voluntary, the benefits or amounts that will be received by any participant or groups of participants, if the proposal is approved, are not currently determinable. None of the Company’s current or former executive officers or current members of the Board of Directors will be eligible to participate in the Stock Option Exchange Program. Assuming that stock options with an exercise price of $5.00 and above are eligible for exchange and the New Options are granted with an exercise price of $2.85 per share, the maximum number of shares underlying Eligible Options that would be canceled would be 6,877,447 and the maximum number of shares underlying the New Options that would be granted would be 2,259,887 shares.

PROPOSAL TWO—INCREASE IN SHARE RESERVE FOR 2005 STOCK INCENTIVE PLAN

Overview

The Board of Directors has determined that it would be in the best interests of the Company and its stockholders to amend and restate its 2005 Plan to increase the shares available for issuance under the 2005 Plan by 4,800,000 shares and to make repricings of stock appreciation awards subject to stockholder approval. The additional requested shares represent only 4.69% of the Company’s total outstanding shares as of September 14, 2007.

The Board adopted the 2005 Plan in February 2005 and the stockholders approved the 2005 Plan at the Company’s 2005 Annual Meeting. An aggregate of 5,900,000 shares of common stock were initially reserved for issuance under the 2005 Plan. In addition to the increase discussed above under Proposal One, the Board of Directors has authorized, subject to stockholder approval, an amendment and restatement of the 2005 Plan to increase the number of shares available by 4,800,000 shares and to make repricings of stock appreciation awards subject to stockholder approval. As of September 14, 2007, the Company had outstanding options to purchase 4,077,392 shares and 555,543 shares subject to restricted stock awards under the 2005 Plan, options to purchase 11,076,317 shares under other employee plans and 990,912 shares available for future awards under the 2005 Plan. The weighted average exercise price per share of the outstanding options as of September 14, 2007 was $13.4521 and the weighted average remaining term of the outstanding options as of September 14, 2007 was 4.87 years. Assuming the Company’s stockholders approve Proposal One, however, the shares available for future award under the 2005 Plan will be used in the exchange and will be unavailable for additional grants.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote FOR the amendment and restatement of the 2005 Stock Incentive Plan to increase the number of shares available for issuance under that plan by 4,800,000 shares of common stock and to make repricings of stock appreciation awards subject to stockholder approval.

Reasons for Proposed Increase in Share Reserve

•

Shares currently available under the 2005 Plan are insufficient to meet the Company’s current needs based on the Company’s historical burn rate and anticipated hiring and retention needs, including the adoption of a long-term incentive plan for the Company’s executive officers and other key employees. Since its 2005 fiscal year, when the Company’s stockholders approved the 2005 Plan, the Company has granted options to purchase 2,579,194 shares in fiscal year 2005, that represented approximately 2.59% of its then outstanding common stock, and options to purchase 2,359,509 shares in fiscal year 2006, that represented approximately 2.35% of its then outstanding common stock. Since November 1, 2006, the Company has granted options to purchase 4,424,510 shares of its common stock, which represents approximately 4.33% of its outstanding common stock, as a result of its normal hiring and retention needs as well as a substantial change in the Company’s management. The increase in the number of shares subject to options granted in the last fiscal year is due to the Company’s need to attract and retain executives in connection with the reconstitution of the Company’s management team during fiscal year 2007. Specifically, the Company engaged a new chief executive officer, a new chief financial officer, and a new senior vice president-worldwide field operations and marketing, together with other key officers and employees, during the fiscal year. Because there were not sufficient shares available in the 2005 Plan to make all of these grants, the Company made several of the grants to its new executives outside of the 2005 Plan. As of September 14, 2007, there were 990,912 shares available for future issuance pursuant to future awards under the 2005 Plan. If the Company’s stockholders approve Proposal One and a Stock Option Exchange Program is implemented, the Company will have no shares available for issuance under the 2005 Plan if all Eligible Options are tendered by eligible employees for exchange. In addition, in response to the non-binding pay-for-superior-performance stockholder proposal approved at the Company’s 2007 Annual Meeting, the Board is considering and intends to adopt a long-term incentive plan under the 2005 Plan for its executive officers and key employees which would require approximately 2,800,000 shares. Any such plan will include provisions which base the vesting of equity incentive awards on the Company’s achievement of certain financial metrics which reflect superior financial performance by the Company when measured against selected peers. For further description of the long-term incentive plan that is currently under consideration, see the discussion below under “New Plan Benefits” under this Proposal Two. The Company needs the additional shares under the 2005 Plan to meet its anticipated hiring and retention needs and to motivate its current executives and employees.

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Stock-based incentive compensation encourages and rewards employee performance while aligning the Company’s employees’ interests with those of its stockholders. The Company believes that stock-based compensation encourages and rewards employee performance by increasing the value of their compensation if the Company’s stock performance improves. This results in employees being motivated to increase the Company’s share price, even when restricted shares or restricted share units are granted. Vesting requirements further encourage long-term retention, which is beneficial to the growth and success of the Company. The Company needs additional shares to ensure that it has the continued ability to use equity compensation to motivate existing high performing employees, hire additional employees and align its employees’ interest with those of its shareholders.

•

The Company’s ability to attract, motivate and retain qualified, high-performing employees could be compromised without an increase in shares available for issuance under the 2005 Plan. Many of the Company’s employees view equity incentives as a key aspect of their compensation. The Company currently grants restricted stock units and/or stock options to new employees, upon the promotion of certain existing employees, and on an annual supplemental basis to existing employees. Based on its historical burn rate, the Company does not currently have enough shares available for issuance under the 2005 Plan to enable it to make sufficient equity compensation grants through the 2008 fiscal year. As a result, the Company may lack the ability to attract and retain the best available personnel for positions of substantial responsibility and offer equity compensation that is commensurate with that of the Company’s peers and competitors.

2005 Stock Incentive Plan

A general description of the principal terms of the 2005 Plan as proposed to be amended is set forth below. This description is qualified in its entirety by the terms of the Amended and Restated 2005 Stock Incentive Plan, a copy of which is attached to this Proxy Statement as Annex A and is incorporated herein by reference.

Purpose.    The purpose of the 2005 Plan is to provide the Company’s employees, directors and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s common stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Shares Reserved for Issuance under the 2005 Plan.    If this Proposal Two is approved by the stockholders, a total of 4,800,000 additional shares of common stock will be reserved for issuance under the 2005 Plan in addition to the amount approved in connection with the Stock Option Exchange Program in Proposal One, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company. Any shares of common stock issued in connection with the exercise of options or stock appreciation rights shall be counted against this limit as one share for every one share issued in connection with the exercise of options or stock appreciation rights. However, any shares of common stock issued in connection with awards other than options and stock appreciation rights shall be counted against this limit as 1.40 shares for every one share issued in connection with awards other than options and stock appreciation rights. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 500,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 350,000 shares.

Administration.    The 2005 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board. The 2005 Plan is administered by the Compensation Committee. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code.

Terms and Conditions of Awards.    The 2005 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights (collectively referred to as “awards”). Stock options granted under the 2005 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 2005 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth above), to approve award agreements for use under the 2005 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to construe and interpret the terms of the 2005 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2005 Plan as the Administrator deems appropriate.

Each award granted under the 2005 Plan shall be designated in an award agreement. In the case of an option, the option shall be designated as either an incentive stock option or a nonqualified stock option. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options.

The term of any award granted under the 2005 Plan may not be for more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award.

The 2005 Plan authorizes the Administrator to grant incentive stock options and non-qualified stock options at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the common stock on the date of grant. In the case of all other awards granted under the 2005 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares of common stock or with respect to options, payment through a broker-dealer sale and remittance procedure.

The 2005 Plan provides that (i) any reduction of the exercise price of any option or the base appreciation amount of any stock appreciation right awarded under the 2005 Plan shall be subject to stockholder approval and (ii) canceling any option or stock appreciation right awarded under the 2005 Plan at a time when its exercise price or base appreciation amount, as applicable, exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval.

Under the 2005 Plan, the Administrator may establish one or more programs under the 2005 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2005 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

Termination of Service.    An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2005 Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Transferability of Awards.    Under the 2005 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will or by the laws of descent or distribution and to the extent provided in the award agreement. The 2005 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

Section 162(m) of the Code.    The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 500,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s principal executive officer and the three other most highly compensated officers of the Company. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 350,000 shares. In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The 2005 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.

Change in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2005 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock of the Company, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (iii) as the Administrator may determine in its discretion, any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction.    Effective upon the consummation of a corporate transaction (as defined in the 2005 Plan), all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the award are assumed by the successor entity. In the event an outstanding award is not assumed or replaced by the successor entity in connection with a corporate transaction, the award shall automatically become fully vested and exercisable for all of the shares at the time represented by the award, immediately prior to the specified effective date of such corporate transaction.

Change in Control.    In the event of a change in control (as defined in the 2005 Plan), the Administrator shall have the discretion to provide that outstanding awards shall automatically become fully vested and exercisable for all or a portion of the shares at the time represented by the award, immediately prior to the specified effective date of such change in control.

Amendment, Suspension or Termination of the 2005 Plan.    The Board may at any time amend, suspend or terminate the 2005 Plan. The 2005 Plan will terminate ten years from the date of its approval by our stockholders, unless terminated earlier by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain stockholder approval of any such amendment to the 2005 Plan in such a manner and to such a degree as required.

Federal Income Tax Information

The following summary of the federal income tax consequences of 2005 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

Nonqualified Stock Options.    The grant of a nonqualified stock option under the 2005 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise.

This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price that is below fair market value or is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Incentive Stock Options.    The grant of an incentive stock option under the 2005 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock.    The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes.

The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights.    Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

A SAR can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock Units.    Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

New Plan Benefits

The Company’s executive officers and directors have an interest in the approval of the amendment to the 2005 Plan because it relates to the issuance of equity awards for which they may be eligible. Because the Compensation Committee has the discretion to grant awards, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by executive officers and other employees under the 2005 Plan. The following table sets forth information with respect to options and restricted stock awards granted under the 2005 Plan since November 1, 2006 to the current and former executive officers and current directors of the Company:

Name and Position	Options Granted	Weighted Average Exercise Price	Restricted Stock Awards Issued
Lavi Lev President and Chief Executive Officer	1,000,000	5.33	200,000

Joy Leo Chief Financial Officer	0	0	50,000

Amir Aghdaei Vice President Worldwide Field Operations and Marketing	0	0	50,000

Rance Hale Senior Vice President Manufacturing	157,500	4.5414	0

Byron Milstead Senior Vice President and General Counsel	50,000	5.33	90,000

David House Chairman of the Board	239,000	6.2238	0

Richard Beyer Director	28,000	5.5567	0

Henk Evenhuis Director	28,000	5.5567	0

Lori Holland Director	28,000	5.5567	0

Jon Tompkins Director	28,000	5.5567	0

Bruce Wright Director	28,000	5.5567	0

Ping Yang Director	24,000	3.32	0

The following table sets forth information with respect to options granted outside of any formal plan since November 1, 2006:

Name and Position	Options Granted	Weighted Average Exercise Price
Joy Leo Chief Financial Officer	250,000	$3.47

Amir Aghdaei Vice President Worldwide Field Operations and Marketing	270,000	$2.2690

In addition, in response to the pay-for-superior-performance stockholder proposal that was approved at the Company’s 2007 Annual Meeting, the Board of Directors is considering and intends to adopt a long-term incentive plan in which the Chief Executive Officer, his executive direct reports and other individuals as designated by the Chief Executive Officer, as approved by the Board, will participate. This long-term incentive plan would have a three year performance period beginning in fiscal year 2008 and ending at the end of fiscal year 2010. Grants would be made in restricted stock with restrictions lapsing upon achievement of certain metrics, including possibly percentage change in earnings as a percentage of revenue and percentage change in market share as measured relative to a peer group of companies and continued employment of the individual through fiscal year 2010. Vesting of the restricted stock units would occur only for performance which exceeded that of the Company’s peer group.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of August 31, 2007 unless otherwise noted, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each director, (iii) the executive officers named in the Summary Compensation Table below and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Credence Systems Corporation, 1421 California Circle, Milpitas, California 95035. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Information for FMR Corp., Barclays Global Investors, NA, Wells Fargo & Co. and Dimensional Fund Advisors LP is based upon the most recent 13D, 13D/A, 13G or 13G/A filed by such entities with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Barclays Global Investors, NA (2) 45 Fremont Street San Francisco, CA 94105	6,212,749	6.13%
Renaissance Technologies Corporation (3) James H. Simons 800 Third Avenue New York, NY 10022	6,190,650	6.12%
Wells Fargo & Co. (4) 420 Montgomery Street San Francisco, CA 94163	5,752,329	5.68%
Dimensional Fund Advisors LP (5) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	5,035,799	4.97%
FMR Corp. (6) 82 Devonshire Street Boston, MA 02109	3,251,060	3.21%
Richard Beyer (7)	47,000	*
Henk Evenhuis (8)	126,750	*
Lori Holland (9)	28,000	*
David House (10)	179,000	*
David Ranhoff (11)	1,077,084	1.06%
Jon Tompkins (12)	112,000	*
Bruce Wright (13)	47,000	*
Ping Yang (14)	3,750	*
John Batty (15)	275,000	*
Lavi Lev (16)	200,000	*
Byron Milstead (17)	236,125	*
Joy Leo (18)	81,250	*
All current directors and executive officers as a group (10 persons) (19)	1,060,875	1.05%

*	Less than one percent (1%) of the outstanding common stock
(1)	Percentage of ownership is based on 101,198,368 shares of common stock outstanding on August 31, 2007, as adjusted to include all options exercisable as of August 31, 2007 and exercisable within 60 days after that date which are held by that particular stockholder and that are included in the first column.

(2)	Pursuant to a Schedule 13G filed on January 23, 2007 with the Securities and Exchange Commission, Barclays Global Investors, NA reported that as of December 31, 2006 it had sole voting power over 5,831,294 shares and sole dispositive power over 6,212,749 shares.
(3)	Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on March 16, 2007, James H. Simons controls Renaissance Technologies Corporation which reported that it had sole voting authority over 6,190,650 shares and sole dispositive power over 6,190,650 shares.
(4)	Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on January 30, 2007, Wells Fargo & Co. reported that it had sole voting power over 5,668,620 shares and sole dispositive power over 5,720,846 shares.
(5)	Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2007, Dimensional Fund Advisors LP reported that it had sole voting authority over 5,035,799 shares and sole dispositive power over 5,035,799 shares.
(6)	Pursuant to a Schedule 13G/A filed on June 11, 2007 with the Securities and Exchange Commission, FMR Corporation reported that it had sole voting power over 11,983 shares and sole dispositive power over 3,251,060 shares.
(7)	Includes 47,000 shares under stock options exercisable within sixty (60) days after August 31, 2007.
(8)	Includes 122,750 shares under stock options exercisable within sixty (60) days after August 31, 2007.
(9)	Includes 27,000 shares under stock options exercisable within sixty (60) days after August 31, 2007.
(10)	Includes 69,000 shares under stock options exercisable within sixty (60) days after August 31, 2007.
(11)	Includes 1,057,200 shares under stock options exercisable within sixty (60) days after August 31, 2007. Mr. Ranhoff’s service as President and Chief Executive Officer was terminated on December 6, 2006.
(12)	Includes 107,000 shares under stock options exercisable within sixty (60) days after August 31, 2007.
(13)	Includes 47,000 shares under stock options exercisable within sixty (60) days after August 31, 2007.
(14)	Includes 3,750 shares under stock options exercisable within sixty (60) days after August 31, 2007.
(15)	Includes 275,000 shares under stock options exercisable within sixty (60) days after August 31, 2007. Mr. Batty’s service as Chief Financial Officer was terminated on June 8, 2007.
(16)	Includes 0 shares under stock options exercisable within sixty (60) days after August 31, 2007.
(17)	Includes 146,125 shares under stock options exercisable within sixty (60) days after August 31, 2007.
(18)	Includes 31,250 shares under stock options exercisable within sixty (60) days after August 31, 2007.
(19)	Includes 698,751 shares under stock options exercisable within sixty (60) days after August 31, 2007.

CURRENT EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers as of August 31, 2007:

Name	Age	Position
Lavi Lev	51	President and Chief Executive Officer
Joy Leo	48	Executive Vice President and Chief Financial Officer
Amir Aghdaei	49	Vice President Worldwide Field Operations
Rance Hale	48	Senior Vice President Manufacturing Operations
Byron Milstead	51	Senior Vice President and General Counsel

Lavi Lev has served as President and Chief Executive Officer since December 2006. Mr. Lev has more than twenty years of experience in the design tool and semiconductor industries at companies including National Semiconductor, Intel, Sun Microsystems, Silicon Graphics, MIPS Technologies and Cadence. He most recently served as the Executive Vice President and General Manager of the products and solution business at Cadence Design Systems, Inc. where he had responsibility for Cadence’s worldwide product portfolio. Mr. Lev holds a BS in Electrical Engineering from Technion, Israel Institute of Technology.

Joy Leo has served as Senior Vice President-Finance since April 2007 and Chief Financial Officer and Secretary since June 2007. Previously, she provided executive level financial consulting to select high-tech companies including serving as acting Chief Financial Officer at CoWare, Inc. Prior to consulting, Ms. Leo served as Vice President, Finance and Administration, Chief Financial Officer and Secretary at Artisan Components, a provider of physical intellectual property (IP) components used to develop complex system-on-a-chip (SoC) ICs. Before Artisan, Ms. Leo held several financial and operational executive management positions including working as Vice President Finance, Administration and Chief Financial Officer at IMP, Inc., a manufacturer of integrated circuit semiconductor devices, during the public company’s rapid turnaround, as Vice President Finance and Operations at Innomedial, as Vice President and Chief Financial Officer at Philips Components and as Financial Controller at Philips Semiconductor. Ms. Leo holds a BA in Business Administration from the University of Utah.

Amir Aghdaei has served as Senior Vice President, Worldwide Field Operations and Marketing since August 2007. Prior to joining Credence, Mr. Aghdaei served for six years as the Vice President and General Manager of the Measurement Systems Division, Electronics Group at Agilent Technologies. Mr. Aghdaei has held senior management positions at Agilent and Hewlett Packard including Worldwide eBusiness Manager, Electronics Products and Solutions Group. He began his career at IBM. He holds an MBA degree from the University of Delaware, an MS degree in Applied Mathematics and Computer Science from Georgia State University and a BS degree in Industrial Engineering from the Science and Technology University of Iran.

Rance Hale has served as Senior Vice President-Manufacturing Operations since April 2006. Prior to joining Credence, Mr. Hale served as Vice President of Operations, Films and Surface Technology at KLA-Tencor Corp. Prior to that, he held a succession of senior management positions within KLA including Senior Director of NPI Operations, Wafer Inspection Group (WIG), Director of Operations, SEMSpec—Electron Microscope, and Senior Manufacturing/Customer Acceptance (CA) Manager, Wafer Inspection. Prior to joining KLA, Rance Hale was employed by Xicor, Incorporated where he held several operations management positions. He holds a BS in Industrial Engineering from the University of Arizona.

Byron Milstead has served as Senior Vice President and General Counsel of Credence Systems Corporation since November 2000. Prior to Credence, Mr. Milstead was a partner with the Portland, Oregon law firm of Ater Wynne LLP. Prior to joining Ater Wynne LLP in 1996, he was an associate and partner in the Portland Oregon office of Bogle & Gates PLLC. Mr. Milstead has practiced law since 1982. Mr. Milstead earned his JD degree from the University of Utah College of Law and his BA degree from Reed College.

CURRENT EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation for the Company’s current executive officers as of September 14, 2007.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Lavi Lev President and Chief Executive Officer (1)	2007	$382,700.88		(2)	—	1,000,000	—

Joy Leo Senior Vice President and Chief Financial Officer (3)	2007	$131,250.00	$120,000.00	(4)	—	250,000	—

Amir Aghdaei Senior Vice President Worldwide Field Organization and Marketing (5)	2007	$24,232.32	$100,000.00	(6)	—	270,000	—

Rance Hale Senior Vice President Manufacturing Operations	2007	$234,580.80	$99,053.23	(7)	—	45,000	—

Byron Milstead Senior Vice President and General Counsel	2007	$220,013.60	$81,554.35	(8)	—	50,000	—

(1)	Mr. Lev joined the Company as President and Chief Executive Officer on December 7, 2006. His annual base salary for those positions is $500,000.
(2)	Mr. Lev earned a bonus of $89,593 under the terms of the Company’s Fiscal year 2007 Profit-based Incentive Plan based on the achievement of certain management based objectives for the first half of the fiscal year but Mr. Lev declined the bonus.
(3)	Ms. Leo joined the Company as Senior Vice President on April 13, 2007 and was appointed Chief Financial Officer on June 8, 2007. Ms. Leo’s annual base salary for these positions is $325,000.
(4)	Ms. Leo received a signing bonus of $120,000 upon her commencement of employment with the Company.
(5)	Mr. Aghdaei joined the Company as Senior Vice President, Worldwide Field Organization and Marketing on August 10, 2007. His annual base salary for this position is $300,000.
(6)	Mr. Aghdaei received a signing bonus of $100,000.00 upon his commencement of employment with the Company.
(7)	Mr. Hale received a final installment of his sign on bonus of $25,000 in November 2006. He earned a bonus of $31,075.12 under the terms of the Company’s fiscal year 2006 Profit-based Incentive Plan based on the achievement of certain management based objectives. Mr. Hale earned a bonus of $42,978.11 under the terms of the Company’s fiscal year 2007 Profit-based Incentive Plan based on the achievement of certain management based objectives for the first half of the fiscal year.
(8)	Mr. Milstead earned a bonus of $52,412.82 under the terms of the Company’s fiscal year 2006 Profit-based Incentive Plan based on the achievement of certain management based objectives. He earned a bonus of $29,141.53 under the terms of the Company’s fiscal year 2007 Profit-based Incentive Plan based on the achievement of certain management based objectives for the first half of the fiscal year.

Option Grants in Fiscal 2007 as of September 14, 2007

The following table sets forth information concerning the stock options granted from November 1, 2006 to September 14, 2007 to the Company’s current executive officers. No stock appreciation rights were granted to those individuals during such period.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Share) (3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5% (4)	10% (4)
Lavi Lev (5)	1,000,000	26.95%	$5.3300	12/11/13	$2,169,845	$5,056,662
Joy Leo (6)	250,000	6.73%	$3.4700	4/16/14	$353,160	$823,012
Amir Aghdaei (7)	270,000	7.27%	$2.2690	8/10/14	$249,402	$581,213
Rance Hale	45,000	1.21%	$5.3300	12/11/13	$97,643	$227,550
Byron Milstead (8)	50,000	1.34%	$5.3300	12/11/13	$108,492	$252,833

(1)	For additional information on option acceleration provisions, please see “Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements of Current Executives.” Each option has a maximum term of 7 years, subject to earlier termination in the event of the optionee’s cessation of employment with the Company.
(2)	Represents the individual’s percentage (%) of the total options granted to all employees from November 1, 2006 to September 14, 2007.
(3)	The exercise price may be paid in cash, in shares of the Company’s common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving the same-day sale of the purchased shares.
(4)	There is no assurance provided to any executive officer or any holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the five percent (5%) or ten percent (10%) assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(5)	On December 11, 2006, Mr. Lev was granted a restricted stock award for 200,000 shares of the Company’s common stock, which vests at the rate of 25% per year on each of the four subsequent anniversary dates following the date of grant.
(6)	On April 16, 2007, Ms. Leo was granted a restricted stock award for 50,000 shares of the Company’s common stock, which vests at the rate of 25% per year on each of the four subsequent anniversary dates following the date of grant.
(7)	On August 10, 2007, Mr. Aghdaei was granted a restricted stock award for 50,000 shares of the Company’s common stock, which vests at the rate of 25% per year on each of the four subsequent anniversary dates following the date of grant.
(8)	On September 4, 2007, Mr. Milstead was granted a restricted stock award for 90,000 shares of the Company’s common stock, which vests at the rate of one-third per year on each of the three subsequent anniversary dates following the date of grant.

Aggregated Option Exercises and Fiscal Year-End Values

The table below sets forth certain information with respect to the Company’s current executive officers concerning the exercise of options during the period commencing November 1, 2006 to September 14, 2007 and unexercised options held by those individuals as of September 14, 2007. No stock options or stock appreciation rights were exercised by such individuals during such period, nor were any stock appreciation rights outstanding as of September 14, 2007.

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised in-the-Money Options at FY-End ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Lavi Lev	0	0	0	1,000,000	$0	$0
Joy Leo	0	0	0	250,000	$0	$0
Amir Aghdaei	0	0	0	270,000	$0	$156,870
Rance Hale	0	0	41,906	115,594	$0	$0
Byron Milstead	0	0	143,625	74,375	$0	$0

(1)	Based on the market value of the shares on the date of exercise less the exercise price paid for those shares.
(2)	Based on the market value of the option shares on September 14, 2007 ($2.85 per share) determined on the basis of the closing selling price per share of the common stock on the Nasdaq Global Select Market on September 14, 2007 less the exercise price.

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements of Current Executives

The Company entered into an employment agreement with Lavi Lev on December 7, 2006. The terms of the executive employment agreement provide that Mr. Lev would be employed by the Company in the position of President and Chief Executive Officer. Mr. Lev is entitled to an annual base salary of $500,000. Ms. Lev is also eligible for an annual target incentive bonus equal to 100% of his then-current base salary, based on his achievement of performance objectives determined by the Company.

Except in situations where Mr. Lev’s employment is terminated for cause (as defined in the employment agreement) or if Mr. Lev terminates his employment for good reason (as defined in the employment agreement), Mr. Lev will be eligible to receive the following benefits:

•	an amount equal to 18 months of his then-current base salary;

•

accelerated vesting of his outstanding and unvested stock options and/or restricted stock grants such that said stock options and/or restricted stock shall be vested as of the date of his employment terminates to the same extent as if he were continuously employed through the end of the eighteen month period following the date of his termination;

•

if he elects to continue her medical, dental and vision coverage under the Consolidated Omnibus Reconciliation Act (“COBRA”), the Company shall pay the premiums for his COBRA coverage until the earlier of: (a) the end of the eighteen month period following termination; or (b) the date he becomes covered under another employer’s health plan; and

•	continued payment of the premiums required to maintain his coverage under his Company-provided life insurance policy during the eighteen month period following the date of his termination.

If Mr. Lev is still employed as the Company’s Chief Executive Officer at the time of a change of control (as defined in the employment agreement) and the Company terminates his employment in the absence of cause and within twelve months following a change of control, he will be eligible to receive the following separation benefits:

•	an amount equal to twelve months’ pay at his then-current base salary, plus 100% of his annual target bonus;

•

accelerated vesting as to 100% of his outstanding and unvested stock options and/or restricted stock such that all such stock options and/or restricted stock shall be fully vested as of the date his employment terminates;

•

if he elects to continue medical coverage for himself or his dependents then covered by the Company’s medical plans under COBRA, the Company shall pay the premiums for his COBRA coverage until the earlier of (a) the end of the twelve month period following his termination or (b) the date he becomes covered under another employer’s health plan; and

•	continued payment of the premiums required to maintain his coverage under his Company-provided life insurance policy during the twelve month period following termination.

If Mr. Lev’s employment is terminated by the Company without cause and a change in control occurs within six months following such termination, the Company shall pay to Mr. Lev upon the occurrence of such change in control (i) an amount equal to the difference between 100% of his annual target bonus in effect at the time of such termination and six months’ pay at the base salary in effect at the time of such termination plus (ii) an amount equal to the difference between (x) the aggregate exercise price of all of his stock options that expired unexercised (whether vested or unvested) from and after the date of his termination and (y) the value (based upon the price of such securities in the change of control transaction or, if the change of control is implemented through a series of transactions, the highest price in such series of transactions) of (A) the securities for which such unexercised options could have been exercised and (B) any shares of restricted stock that were forfeited by him to the Company from and after the date of termination of his employment.

The Company entered into an employment agreement with Joy Leo on April 13, 2007. The terms of the executive employment agreement provide that Ms. Leo would be employed by the Company in the position of Senior Vice President, Chief Financial Officer. Ms. Leo is entitled to an annual base salary of $325,000 and she received a sign-on bonus of $120,000 on the commencement of employment with the Company, which bonus is subject to repayment to the Company by her in the event she, prior to April 13, 2009, terminates her employment with the Company (other than by reason of death or disability or for good reason (as defined in the employment agreement) or good reason after a change of control) or Ms. Leo is terminated by the Company for cause (as defined in the employment agreement). In the event of a termination giving rise to an obligation by Ms. Leo to repay the sign-on bonus, the amount of the sign-on bonus subject to repayment shall be the pro rata portion of the sign-on bonus determined by multiplying the original bonus amount by a fraction, the numerator of which shall be the number of complete months of service by Ms. Leo and the denominator of which shall be 24. Ms. Leo is also eligible for an annual target incentive bonus equal to 60% of her then-current base salary, based on her achievement of performance objectives determined by the Company. She is also eligible for a “special bonus” either with a target equal to 25% of the Chief Executive Officer’s target “special bonus” or providing such other remuneration as the parties shall mutually agree, which bonus shall be based on the Company’s achievement of performance objectives determined by the Company’s Board of Directors.

Except in situations where Ms. Leo’s employment is terminated for cause, by death or by disability, in the event that the Company terminates her employment at any time or Ms. Leo terminates her employment for good reason, or if Ms. Leo is still employed at the time of a change of control and the Company terminates her employment in the absence of cause and within twelve months following a change of control (as defined in the employment agreement), Ms. Leo will be eligible to receive the following benefits:

•	an amount equal to 100% of her then-current base salary plus 100% of her target bonus;

•

accelerated vesting of her outstanding and unvested stock options and/or restricted stock grants such that said stock options and/or restricted stock shall be vested as of the date of her employment terminates to the same extent as if she were continuously employed through the end of the twelve month period following the date of her termination;

•

if she elects to continue her medical, dental and vision coverage under COBRA, the Company shall pay the premiums for her COBRA coverage until the earlier of: (a) the end of the twelve month period following termination; or (b) the date she becomes covered under another employer’s health plan; and

•	continued payment of the premiums required to maintain her coverage under her Company-provided life insurance policy during the twelve month period following the date of her termination.

If Ms. Leo’s employment is terminated by the Company without cause and a change in control occurs within six months following such termination, in addition to the severance benefits listed above, the Company shall pay her (i) an amount equal to the difference between (x) the aggregate exercise price of all of her stock options that expired unexercised (whether vested or unvested) from and after the date of her termination and (y) the value (based upon the price of such securities in the change of control transaction or, if the change of control is implemented through a series of transactions, the highest price in such series of transactions) of (A) the securities for which such unexercised options could have been exercised and (B) any shares of restricted stock that were forfeited by her to the Company from and after the date of termination of her employment.

The Company entered into an employment agreement with Amir Aghdaei on August 10, 2007. The terms of the executive employment agreement provide that Mr. Aghdaei would be employed by the Company in the position of Senior Vice President—World-wide Field Operations and Marketing. Mr. Aghdaei is entitled to an annual base salary of $300,000 and he received a sign-on bonus of $100,000 on the commencement of employment with the Company, which bonus is subject to repayment to the Company by him in the event he, prior to August 10, 2009, terminates his employment with the Company (other than by reason of death or disability or for good reason or good reason after a change of control) or Mr. Aghdaei is terminated by the Company for cause. In the event of a termination giving rise to an obligation by Mr. Aghdaei to repay the “sign-on bonus,” the amount of the “sign-on bonus” subject to repayment shall be the pro rata portion of the “sign-on bonus” determined by multiplying the original bonus amount by a fraction, the numerator of which shall be the number of complete days of service by Mr. Aghdaei and the denominator of which shall be 730. Mr. Aghdaei is also eligible for an annual target incentive bonus equal to 60% of his then-current base salary, based on his achievement of performance objectives determined by the Company. During each of the first two bonus periods that Mr. Aghdaei is employed by the Company, the minimum bonus paid to him will be $75,000. The Company has also agreed to pay MR. Aghdaei a housing allowance of $10,000 per month during his first thirty months of employment with the Company and his relocation expenses.

Except in situations where Mr. Aghdaei’s employment is terminated for cause (as defined in the employment agreement), by death or by disability, in the event that the Company terminates his employment at any time, or in the event Mr. Aghdaei terminates his service for good reason (as defined in the employment agreement) following a change in control (as defined in the employment agreement), Mr. Aghdaei will be eligible to receive the following benefits:

•	an amount equal to 100% of his then-current base salary plus 100% of the remaining unpaid housing allowance installments;

•

continued vesting of his stock options and restricted shares until the earlier of (a) the end of the twelve months following his date of termination or (b) the date he begins other employment, and a period of twelve (12) months thereafter to exercise such vested options; and

•

if he elects to continue his medical coverage under COBRA, the Company shall pay the premiums for his COBRA coverage until the earlier of (a) the end of the twelve month period following the date of his termination or (b) the date he becomes covered under another employer’s health plan.

If the Company terminates Mr. Aghdaei’s employment in the absence of cause, death, or disability, and within twelve months following a change of control, he will be eligible to receive the separation benefits described above, however, in lieu of the continued stock option vesting, he would receive full accelerated vesting, effective as of the date of such termination, of any unvested stock option shares and restricted shares, and twelve months following the end of the salary continuation period to exercise such options.

FISCAL 2006 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table provides certain summary information concerning the compensation for:

•	the Company’s Chief Executive Officer, and

•

the Company’s three other executive officers whose salary and bonus for the 2006 fiscal year was in excess of $100,000 earned for the services they rendered in all capacities to the Company and its subsidiaries for the 2006 fiscal year and the two preceding fiscal years.

Name and Principal Position	Year	Annual Compensation					Long-Term Compensation Awards		All Other Compensation ($)
		Salary ($)		Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)
David A. Ranhoff	2006	400,005	(1)	184,151	(2)		175,000
President and	2005	391,733	(1)	402,931	(2)(3)	—	300,000		—
Chief Executive Officer (4)	2004	343,526	(1)	250,231	(2)	—	120,000		—

John C. Batty	2006	285,002		78,724	(2)		75,000
Senior Vice President, Chief Financial Officer and Secretary (5)	2005 2004	231,290 —		30,683	(2) —	— —	250,000 —		— —

Byron W. Milstead	2006	227,698	(1)	52,413	(2)		40,000
Senior Vice President and	2005	212,542	(1)	23,497	(2)	—	40,000		—
General Counsel (6)	2004	194,458	(1)	148,348	(2)	—	35,000		—

Brett Hooper	2006	156,917	(1)	—			40,000	(8)
Senior Vice President, Human Resources (7)	2005 2004	189,611 76,154	(1) (1)	20,961 52,875	(2) (2)	— —	30,000 27,500		— —

(1)	The salaries of Messrs. Ranhoff, Milstead and Hooper were decreased by amounts ranging from twelve to fifteen percent in November 2002 in connection with a Company-wide salary reduction program. The salaries of Messrs. Ranhoff and Milstead were adjusted effective May 28, 2004. The salary of Mr. Ranhoff was adjusted effective January 1, 2005 in connection with his assumption of the position of Chief Executive Officer. The salaries of Mr. Milstead and Mr. Hooper were adjusted effective March 1, 2005. See “Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements.”
(2)

The bonuses earned by Messrs. Ranhoff, Batty, and Milstead during the 2006 fiscal year, in the amounts of $184,151, $78,724, and $52,413, respectively, were based on the attainment of certain management based objectives under the Company’s 2005 Incentive Plan. In December 2006, the Compensation Committee approved cash bonus payments under the 2005 Incentive Plan for the named executive officers. Because the financial performance targets for the fiscal year were not attained and certain management based objectives were achieved during fiscal year 2006, partial bonuses were paid under the Plan. The bonuses earned by Messrs. Ranhoff, Batty, Milstead, and Hooper during the 2005 fiscal year, in the amounts of $82,932, $30,683, $23,497, and $20,961, respectively, were based on the attainment of certain management based objectives under the Company’s 2005 Incentive Plan. The Plan, approved by the Board during the first quarter of the fiscal year, provided for the payment of cash bonuses upon the achievement of specific performance criteria for the 2005 fiscal year, including Company financial goals and common corporate goals. Substantially all of the Company’s non-sales employees were eligible to participate in the 2005 Incentive Plan, including the Company’s executive officers. In November 2005, the Compensation

Committee approved cash bonus payments under the 2005 Incentive Plan for the named executive officers. Because the financial performance targets for the fiscal year were not attained and certain management based objectives were achieved during fiscal year 2005, partial bonuses were paid under the Plan. The bonuses paid to Messrs. Ranhoff and Milstead during the 2004 fiscal year included a bonus during the first half of the year based on the Company’s achievement of certain operating profit targets and a bonus during the second half of the fiscal year based on the attainment of certain management based objectives.

(3)	The bonus earned by Mr. Ranhoff during the 2005 fiscal year additionally included the amount of $320,000 related to the Company’s acquisition of NPTest Holding Corporation. This bonus, recommended by the Compensation Committee and approved by the Company’s Board in May 2004, was intended to induce certain key employees to remain in service with the Company for a term of not less than one year to facilitate the successful integration of NPTest Holding Corporation with the Company.
(4)	Mr. Ranhoff was named President and Chief Operating Officer on August 14, 2001. Effective January 1, 2005, Mr. Ranhoff assumed the positions of President and Chief Executive Officer. Mr. Ranhoff’s annual base salary for those positions is $400,000. See “Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements.” Mr. Ranhoff’s service as President and Chief Executive Officer was terminated on December 6, 2006. Mr. Lavi Lev now serves as President and Chief Executive Officer of the Company.
(5)	Mr. Batty joined the Company as Senior Vice President, Chief Financial Officer and Secretary effective December 31, 2004. Mr. Batty’s annual base salary for these positions is $285,000. See “Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements.” Mr. Batty’s service as Chief Financial Officer was terminated on June 8, 2007. Ms. Joy Leo now serves as Chief Financial Officer of the Company.
(6)	Mr. Milstead has served as Vice President and General Counsel since November 2000. Mr. Milstead became an executive officer of the Company effective June 1, 2004. Mr. Milstead was appointed Senior Vice President effective December 31, 2005. Mr. Milstead’s annual base salary for this position is $240,000. See “Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements.”
(7)	Mr. Hooper resigned as Senior Vice President—Human Resources on August 3, 2006.
(8)	Mr. Hooper resigned on August 3, 2006; therefore Mr. Hooper’s option grant of 40,000 was cancelled on August 3, 2006.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the stock options granted during the 2006 fiscal year to the executive officers named in the Summary Compensation Table for the fiscal year. No stock appreciation rights were granted to those individuals during such fiscal year.

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Securities Underlying Options Granted (#) (1)		% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Share) (3)	Expiration Date
						5% (4)	10% (4)
David A. Ranhoff	175,000		8.4926	7.34	03/31/13	522,920	1,218,627
John C. Batty	75,000		3.6397	7.34	03/31/13	224,109	522,269
Byron W. Milstead	40,000		1.9412	7.34	03/31/13	119,525	278,543
Brett Hooper	40,000	(5)	1.9412	7.34	03/31/13	119,525	278,543

(1)	For additional information on option acceleration provisions, please see “Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements.” Each option has a maximum term of 7 years, subject to earlier termination in the event of the optionee’s cessation of employment with the Company.
(2)	Represents the individual’s percentage (%) of the total options granted to all employees in the 2006 fiscal year, as determined by combining all the options granted in the 2006 fiscal year to the particular individual.
(3)	The exercise price may be paid in cash, in shares of the Company’s common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving the same-day sale of the purchased shares.
(4)	There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the five percent (5%) or ten percent (10%) assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(5)	Mr. Hooper resigned on August 3, 2006; therefore Mr. Hooper’s option grant of 40,000 was cancelled on August 3, 2006.

Aggregated Option Exercises and Fiscal Year-End Values

The table below sets forth certain information with respect to the Company’s executive officers named in the Summary Compensation Table concerning the exercise of options during the 2006 fiscal year and unexercised options held by those individuals as of the end of such fiscal year. No stock options or stock appreciation rights were exercised by such individuals during the 2006 fiscal year, except as set forth below, nor were any stock appreciation rights outstanding at the end of such fiscal year.

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised in-the-Money Options at FY-End ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David A. Ranhoff	—	—	950,950	293,750	—	—
John C. Batty	—	—	259,375	65,625	—	—
Byron W. Milstead	—	—	120,500	45,000	—	—
Brett Hooper	—	—	126,278	—	—	—

(1)	Based on the market value of the shares on the date of exercise less the exercise price paid for those shares.
(2)	Based on the market value of the option shares at fiscal year-end ($3.22 per share) determined on the basis of the closing selling price per share of the common stock on the Nasdaq Global Select Market on the last day of the 2006 fiscal year-end less the exercise price.

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements

The Company entered into an employment agreement with David A. Ranhoff on January 15, 2002, which superseded his employment agreement dated March 31, 1999. Subsequently, the Company entered into an amended executive employment agreement with David A. Ranhoff dated May 28, 2004, which superseded his employment agreement dated January 15, 2002. Subsequently, the Company entered into an amended executive employment agreement with David A. Ranhoff dated November 5, 2004, which superseded his amended employment agreement dated May 28, 2004.

The terms of the amended executive employment agreement provide that David A. Ranhoff would be employed by the Company in the position of President and Chief Executive Officer for a period of two (2) years from the effective date of January 1, 2005. Mr. Ranhoff is entitled to an annual base salary of $400,000 and reimbursement for all reasonable business expenses. Mr. Ranhoff is eligible for an annual target incentive bonus equal to one-hundred percent (100%) of his then-current annual base salary, based on his achievement of performance objectives as determined by the Board.

Mr. Ranhoff also was entitled to receive a one-time lump-sum bonus of $320,000 related to the Company’s acquisition of NPTest Holding Corporation, which was paid on May 28, 2005.

Except in situations where the employment of Mr. Ranhoff is terminated for cause (as defined in the amended executive employment agreement), by death (as defined in the amended executive employment agreement) or disability (as defined in the amended executive employment agreement), or following a change of control (as defined in the amended executive employment agreement), if Mr. Ranhoff’s employment with the Company is terminated prior to the end of the term of the amended executive employment agreement, or if the Company fails to continue Mr. Ranhoff’s employment following the end of such term, Mr. Ranhoff may be entitled to the following, among other things:

•	An amount equal to one-hundred percent (100%) of his then-current annual base salary;

•

An amount equal to one-hundred percent (100%) of Mr. Ranhoff’s annual target incentive bonus, payable in equal monthly installments over the twelve (12) month period following the date of such termination; and

•

Continued vesting of Mr. Ranhoff’s unvested stock option shares until the earlier of (a) the end of the twelve (12) month period following the date of Mr. Ranhoff’s termination or (b) the date Mr. Ranhoff begins other employment and accepts a grant of stock options.

Under certain circumstances following a termination of Mr. Ranhoff’s employment within twelve (12) months following a change of control, Mr. Ranhoff may be eligible to receive the following:

•	An amount equal to two-hundred percent (200%) of his then-current annual base salary;

•

An amount equal to two-hundred percent (200%) of Mr. Ranhoff’s annual target incentive bonus, payable in equal monthly installments over the twelve (12) month period following the date of such termination; and

•	Accelerated vesting of any of Mr. Ranhoff’s unvested stock option shares.

Mr. Ranhoff’s service as President and Chief Executive Officer was terminated on December 6, 2006.

The Company entered into an employment agreement with John C. Batty on December 31, 2004. The terms of the executive employment agreement provide that Mr. Batty would be employed by the Company in the position of Senior Vice President and Chief Financial Officer for a period of two (2) years from the effective date of December 31, 2004. Mr. Batty is entitled to an annual base salary of $285,000 and reimbursement for all reasonable business expenses. Mr. Batty is eligible for an annual target incentive bonus equal to sixty percent (60%) of his then-current annual base salary, based on his achievement of performance objectives as determined by the Board.

Except in situations where the employment of Mr. Batty is terminated for cause (as defined in the executive employment agreement), by death (as defined in the executive employment agreement) or disability (as defined in the executive employment agreement), if Mr. Batty’s employment with the Company is terminated at any time or if the Company fails to continue Mr. Batty’s employment following the end of such term, Mr. Batty may be entitled to the following, among other things:

•	An amount equal to one-hundred percent (100%) of his then-current annual base salary, payable in equal monthly installments over the twelve (12) month period following the date of such termination;

•

An amount equal to one-hundred percent (100%) of Mr. Batty’s annual target incentive bonus, payable in equal monthly installments over the twelve (12) month period following the date of such termination; and

•

Continued vesting of Mr. Batty’s unvested stock option shares until the earlier of (a) the end of the twelve (12) month period following the date of Mr. Batty’s termination or (b) the date Mr. Batty begins other employment.

Under certain circumstances following a termination of Mr. Batty’s employment within twelve (12) months following a change of control, Mr. Batty would be entitled to the above-listed benefits except that, in lieu of continued vesting of his unvested stock option shares, Mr. Batty would be entitled to full acceleration of his unvested stock option shares.

Mr. Batty’s service as Chief Financial Officer was terminated on June 8, 2007.

The Company entered into an executive employment agreement with Brett Hooper effective May 28, 2004 for a period of two (2) years from the effective date of May 28, 2004. The terms of the executive employment agreement provide that Mr. Hooper would be employed by the Company in the position of Senior Vice President, Human Resources. Mr. Hooper is entitled to an annual base salary of $180,000 and reimbursement for all reasonable business expenses. Mr. Hooper’s current annual base salary is $200,000. Mr. Hooper is eligible for an annual target incentive bonus equal to fifty percent (50%) of his then-current annual base salary, based on his achievement of performance objectives as determined by the Company.

Except in situations where the employment of Mr. Hooper is terminated for cause (as defined in the executive employment agreement), by death (as defined in the executive employment agreement) or disability (as defined in the executive employment agreement), if Mr. Hooper’s employment with the Company is terminated at any time, Mr. Hooper may be entitled to the following, among other things:

•

An amount equal to one-hundred percent (100%) of his then-current annual base salary, payable in equal monthly installments over the twelve (12) month period following the date of such termination; and

•	Full acceleration of his unvested stock option shares that would have otherwise vested during the twelve (12) month salary continuation period.

Mr. Hooper resigned as Senior Vice President-Human Resources on August 3, 2006.

The Company entered into an executive employment agreement with Byron W. Milstead on May 28, 2004. The terms of the executive employment agreement provide that Mr. Milstead would be employed by the Company in the position of Vice President and General Counsel. Mr. Milstead is entitled to an annual base salary of $198,450 and reimbursement for all reasonable business expenses. Mr. Milstead’s current annual base salary is $220,000. Mr. Milstead is eligible for an annual target incentive bonus equal to fifty percent (50%) of his then-current annual base salary, based on his achievement of performance objectives as determined by the Company.

Except in situations where the employment of Mr. Milstead is terminated for cause (as defined in the executive employment agreement), by death (as defined in the executive employment agreement) or disability (as defined in the executive employment agreement), if Mr. Milstead’s employment with the Company is terminated at any time, Mr. Milstead may be entitled to the following, among other things:

•	An amount equal to one-hundred percent (100%) of his then-current annual base salary;

•

An amount equal to one-hundred percent (100%) of Mr. Milstead’s annual target incentive bonus, payable in equal monthly installments over the twelve (12) month period following the date of such termination; and

•

Continued vesting of Mr. Milstead’s unvested stock option shares until the earlier of (a) the end of the twelve (12) month period following the date of Mr. Milstead’s termination or (b) the date Mr. Milstead begins other employment.

Under certain circumstances following a termination of Mr. Milstead’s employment within twelve (12) months following a change of control, Mr. Milstead would be entitled to the above-listed benefits except that, in lieu of continued vesting of his unvested stock option shares, Mr. Milstead would be entitled to full acceleration of his unvested stock option shares.

The Compensation Committee of the Board has the authority as Plan Administrator of the 1993 Stock Option Plan and the 2005 Stock Incentive Plan to provide for the accelerated vesting of the shares of common stock subject to outstanding options held by the Company’s executive officers, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a change in control of the Company effected through a successful tender offer for more than 50% of the Company’s outstanding common stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

Compensation Committee Interlocks and Insider Participation

During the 2006 fiscal year, the following members of the Board comprised the Compensation Committee: Mr. Beyer and Mr. Tompkins.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as members of the Board or the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2006 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options and outstanding options granted under the 1993 Plan. Footnote (5) to the table sets forth the total number of shares of the Company’s common stock issuable upon the exercise of those assumed options as of October 31, 2006, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

Plan Category	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (4)
Equity Compensation Plans Approved by Stockholders (1)(3)	2,048,380	$7.91	3,722,425

Equity Compensation Plans Not Approved by Stockholders (2)	702,966	$12.71	702,634

Total	2,751,346	$11.37	4,425,059

(1)	Consists of the 2005 Stock Option Plan (the “2005 Plan”).
(2)	Consists solely of the Supplemental Stock Option Plan. Options under this Plan are not held by any directors or executive officers of the Company.
(3)	Excludes employee stock purchase rights accruing under the 1994 Employee Stock Purchase Plan. Under the 1994 Plan, each eligible employee may purchase up to 1,500 shares of common stock at semi-annual intervals on February 28th and August 31st each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.
(4)	Consists of shares available for future issuance under the Plans. As of October 31, 2006, an aggregate of 306,249 shares of common stock were available for issuance under the 1994 Plan and 3,722,425 shares of common stock were available for issuance under the 2005 Plan. However, pursuant to the automatic share increase provisions of the 1994 Plan, the number of shares reserved for each such plan will automatically increase on the first trading day of each fiscal year over the term of the relevant plan by a number of shares equal to one half of one percent (0.5%) of the total number of shares of common stock outstanding on the last trading day of the immediately preceding fiscal year. In no event, however, may any such annual increase to the share reserve of the 1994 Plan exceed 500,000 shares, as adjusted from time to time to reflect any subsequent stock dividends or stock splits.
(5)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally established those plans. As of October 31, 2006, a total of 2,960,621 shares of the Company’s common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $8.79 per share. No additional options may be granted under those assumed plans.

A Supplemental Stock Option Plan (the “Supplemental Plan”) was implemented by the Board on August 9, 2000. The Supplemental Plan is a non-shareholder approved plan under which options may be granted to employees of the Company (or any parent or subsidiary corporation) who are neither officers nor Board members at the time of grant. 1,500,000 shares of common stock have been authorized by the Board for issuance under the Supplemental Plan. All option grants will have an exercise price per share equal to the fair market value per share of common stock on the grant date. Each option will vest in installments over the optionee’s period of service with the Company. The options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed or replaced by the acquiring entity. Each option will have a maximum term (not to exceed 10 years) set by the plan administrator (either the Board or a Board committee) at the time of grant, subject to earlier termination following the optionee’s cessation of employment. All options are non-statutory options under the Federal tax law.

Share issuances under the 2005 Plan will not reduce or otherwise affect the number of shares of common stock available for issuance under the Supplemental Plan, and share issuances under Supplemental Plan will not reduce or otherwise affect the number of shares of common stock available for issuance under the 2005 Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company’s executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company’s 2005 Stock Incentive Plan and 2000 Supplemental Stock Option Plan under which grants may be made to executive officers and other key employees. For the 2006 fiscal year, the Compensation Committee consisted of two members: Mr. Beyer and Mr. Tompkins.

General Compensation Policy.    The fundamental policy of the Compensation Committee is to provide the Company’s executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee’s objective to make a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon the officer’s own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry based on 50th percentile of peer companies, (ii) annual variable performance awards payable in cash and with the majority of award based on the Company’s achievement of financial performance targets and the balance based on management based objectives, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an executive officer’s level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer’s total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

Factors.    The principal factors which the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2006 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

Base Salary.    For comparative compensation purposes for the 2006 fiscal year, the Compensation Committee identified a peer group of companies which provide similar products, as well as similarly positioned semiconductor and technology companies. The base salary for each officer was determined on the basis of the following factors: the salary levels in effect for comparable positions at the peer group companies (determined on the basis of their published market data for each company’s 2005 fiscal year), the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors may differ from individual to individual, as the Compensation Committee deems appropriate. Based on the factors set forth above, the Compensation Committee adjusted certain executive officers’ base salaries during the 2006 fiscal year. The compensation level for the Company’s executive officers as set by the Compensation Committee during the 2005 fiscal year were set at approximately the fiftieth (50th) percentile of the base in effect for executive officers with comparable positions at the peer group companies, based on the published market data for those companies for each company’s 2005 fiscal year.

For purposes of the stock price performance graph which appears later in this Proxy Statement, the Company has selected the Nasdaq Electronic Components Index as the industry index. However, in selecting companies to survey for such compensation purposes, the Compensation Committee considers many factors not directly associated with stock price performance, such as geographic location, growth rate, annual revenue and profitability, and market capitalization. For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the Nasdaq Electronic Components Index.

Annual Incentive Compensation.    Annual bonuses are earned by each executive officer primarily on the basis of the Company’s achievement of certain corporate financial performance targets established for each fiscal year. For fiscal year 2006, bonuses were to be earned on the basis of the following factors: (i) Company operating profit targets established for the fiscal year and (ii) certain management based objectives for the fiscal year. The majority of bonuses to be earned during fiscal year 2006 were to be earned based on the Company’s attainment of operating profit targets. Due to the Company’s operating results during the fiscal year 2006, bonuses were earned during that period based on those targets. Bonuses earned during fiscal year 2006 were earned based on attainment of certain management based objectives.

Long-Term Incentive Compensation.    Long-term incentives are provided primarily through stock option grants. The grants are designed to align the interest of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates over the option term.

The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holding of the Company’s executive officers.

During the 2006 fiscal year, stock options were granted to Mr. David A. Ranhoff, Mr. John C. Batty, Mr. Byron W. Milstead and Mr. Brett Hooper. Please refer to the “Summary Compensation Table” and the table entitled “Option Grants in Last Fiscal Year.”

Chief Executive Officer Performance and Compensation

Mr. David A. Ranhoff.    During the 2006 fiscal year, Mr. Ranhoff served as Chief Executive Officer. In connection with his appointment as Chief Executive Officer effective January 1, 2005, the Committee set his annual base salary at $400,000. The Compensation Committee has sought to achieve two objectives in setting Mr. Ranhoff’s salary: (i) establish a level of base salary competitive with that paid to other chief executive officers with similar experience of the peer group companies and (ii) make a significant percentage of the total compensation package contingent upon Company performance and stock price appreciation. The base salary established for Mr. Ranhoff on the basis of the foregoing criteria was intended to provide him with a level of stability and certainty each year. Accordingly, this element of Mr. Ranhoff’s compensation was not affected to a significant degree by Company performance factors and was set during the 2005 fiscal year at approximately the fiftieth (50th) percentile of the base salary levels in effect for other chief executive officers of like experience at the same peer group of companies surveyed for comparative compensation purposes for all other officers of the Company and based upon published market data for each Company’s 2004 fiscal year. Under the Company’s fiscal 2006 incentive program, Mr. Ranhoff had the opportunity to receive a target bonus of 100% of his base salary if certain Company performance goals were achieved or exceeded, including goals relating to Company and operating profits and certain management based objectives. Because only certain of the financial performance targets for the fiscal year and only certain management based objectives were achieved during the fiscal 2006, the Company awarded Mr. Ranhoff a bonus of $184,151 under the incentive program.

The Compensation Committee granted Mr. Ranhoff a stock option for 175,000 shares in March 2006, as an additional inducement to retain his services and to subject a substantial portion of his total compensation to

Company performance measured in terms of stock price appreciation. In connection with this grant, the options vest incrementally over the next four years of his continued service and will have value only if the market price of the option shares increases above the $7.34 exercise price per share during the option term.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers, to the extent that compensation is not deemed to be performance-based pursuant to the criteria established under a shareholder-approved plan. The cash compensation paid to the Company’s executive officers for the 2006 fiscal year did not exceed the $1 million limit per officer. The Compensation Committee does not expect the total cash compensation to be paid to any of the Company’s executive officers for fiscal year 2007 to exceed the $1 million limit. Accordingly, the Compensation Committee has decided not to submit any of the Company’s cash incentive bonus plans to shareholder approval at the Special Meeting or to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer in the future be expected to exceed the $1 million level on a recurring basis as a result of their participation in one or more of the Company’s non-shareholder approved incentive bonus plans. The stock option grants made under the Company’s 1993 Stock Option Plan and 2005 Stock Incentive Plan during the 2006 fiscal year did not qualify as performance-based compensation, and any compensation deemed paid by the Company upon the subsequent exercise of those options or the disposition of the shares purchased under those options will, together with the cash compensation paid to the executive officer, be subject to the $1 million limitation.

Submitted by the Compensation Committee

of the Board of Directors

Richard M. Beyer

Jon D. Tompkins

Dated: October 9, 2007

THE BOARD OF DIRECTORS

OF CREDENCE SYSTEMS CORPORATION

ANNEX A

AMENDED AND RESTATED CREDENCE SYSTEMS CORPORATION 2005

STOCK INCENTIVE PLAN

CREDENCE SYSTEMS CORPORATION

2005 STOCK INCENTIVE PLAN

(as amended and restated September     , 2007)

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of

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beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Credence Systems Corporation, a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

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(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of

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determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(aa) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(dd) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ff) “Plan” means this 2005 Stock Incentive Plan, as amended.

(gg) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(hh) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

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[1]

This number includes 1,200,000 shares that are reserved for use with the Stock Option Exchange Program which shares will only be used for the Stock Option Exchange Program, and if the Stock Option Exchange Program is not implemented, these shares will not be used for any other purpose and the number of shares reserved will be appropriately decreased.

[2]

11,900,000 reflects the number of Shares available under the Plan if all grants are made in Options or SARs. If all grants are made in awards other than Options or SARs (also referred to as “whole value” shares), the number of shares available under the Plan is 8,500,000, subject to footnote 1 above.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 11,900,0001 Shares. Any Shares issued in connection with the exercise of Options or SARs shall be counted against the limit set forth in this Section 3(a) as one (1) Share for every one (1) Share issued in connection with the exercise of Options or SARs. However, any Shares issued in connection with Awards other than Options and SARs shall be counted against the limit set forth in this Section 3(a) as 1.4 Shares for every one (1) Share issued in connection with Awards other than Options and SARs (and shall be counted as 1.4 Shares for every one (1) Share returned or deemed not to have been issued from the Plan pursuant to Section 3(b) in connection with Awards other than Options and SARs).2 In addition, Dividend Equivalent Rights shall be payable solely in cash and therefore the issuance of Dividend Equivalent Rights shall not be deemed to reduce the maximum aggregate number of Shares which may be issued under the Plan. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or

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more Directors eligible to serve on a committee making Awards qualifying as Performance- BasedCompensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval (C) canceling an Option or a SAR at a time when its exercise price or base appreciation amount, as applicable, exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction, and (D) the vesting schedule for Awards of Restricted Stock and Restricted Stock Units may only be amended in the event of a Corporate Transaction or a Change in Control or in the event of the Grantee’s death or Disability;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

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5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

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(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 500,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 500,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 350,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

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(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(l) Vesting of Restricted Stock and Restricted Stock Units. Awards of Restricted Stock and Restricted Stock Units issued under the Plan shall vest and be released from the risk of forfeiture over a period of no less than three (3) years measured from the date of issuance of the Award. Notwithstanding the foregoing, Awards of Restricted Stock and Restricted Stock Units subject to performance-based vesting may vest and be released from the risk of forfeiture over a period of no less than one (1) year measured from the date of issuance of the Award. As provided in Section 4(b)(vi), the vesting schedule for Awards of Restricted Stock and Restricted Stock Units may only be amended in the event of a Corporate Transaction or a Change in Control or in the event of the Grantee’s death or Disability.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of SARs, the base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(c), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

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(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period);

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited too, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

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9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator may also, in its discretion, make adjustments described in (i)-(iii) of this Section 10 or substitute, exchange or grant Awards with respect to the shares of a Related Entity (collectively “adjustments”). In determining adjustments to be made under this Section 10, the Administrator may take into account such factors as it deems appropriate, including (x) the restrictions of Applicable Law, (y) the potential tax, accounting or other consequences of an adjustment and (z) the possibility that some Grantees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, shall be made by the Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be

11

released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(ii) Change in Control. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Change in Control or at the time of an actual Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a); provided, further, that the Board may not amend Section 3(a) of the Plan to increase the number of Shares to be issued under the Plan without the approval of the Company’s stockholders.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

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16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18. Plan History. The Plan was originally adopted by the Board in February 2005 and approved by the Company’s stockholders on March 23, 2005. On May 24, 2005, the Board adopted and approved an amendment and restatement of the Plan to impose certain restrictions on the vesting schedule and ability of the Administrator to amend the vesting schedule of awards of Restricted Stock and Restricted Stock Units, which amendment and restatement is not subject to stockholder approval. On September     , 2007, the Board adopted and approved an amendment and restatement of the Plan to increase the number of Shares available for Awards from 5,900,000 to                     . This amendment and restatement was submitted to the Company’s stockholders for approval on                     , 2007.

19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCED42

PROXY

CREDENCE SYSTEMS CORPORATION

Special Meeting of Stockholders to be held on November 2, 2007

This Proxy is solicited on behalf of the Board of Directors of

Credence Systems Corporation

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on November 2, 2007 and the Proxy Statement and appoints Lavi A. Lev and Joy E. Leo and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Credence Systems Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the Company’s headquarters at 1421 California Circle, Milpitas, California 95035, on Friday, November 2, 2007 at 10:00 a.m. local time, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy will be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CREDENCE SYSTEMS CORPORATION

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/cmos	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCED41

☒	Please mark votes as in this example.	#CED

The Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2.

1.	To approve a proposal granting the Compensation Committee of the Board of Directors the authority to implement a stock option exchange program pursuant to which eligible employees will be offered the opportunity to exchange their eligible options to purchase shares of common stock outstanding under the Company’s existing equity incentive plans for new stock options at an expected lower exercise price, which approval includes the approval of an amendment to the 2005 Stock Incentive Plan to increase the number of shares available for issuance under that plan by 1,200,000 shares of common stock to implement such stock option exchange program	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve an amendment and restatement of the 2005 Stock Incentive Plan to increase the number of shares available for issuance under that plan by 4,800,000 shares of common stock in addition to the amount set forth in Proposal One above and to make repricings of stock appreciation awards subject to stockholder approval	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

IF SHARES ARE REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER OR IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature:	Date:	Signature:	Date: